**White River Energy Corp**

June 28, 2023

Colin Cosgrove [via email: ccosgrove@wrprivatecapital.com]

Zack Holley [via email: zholley@wrprivatecapital.com]

RE: Employment Agreements

Gentlemen:

This letter agreement documents our agreement with respect to each of your respective Employment Agreements effective as of May 8, 2023 as to Mr. Holley and May 15, 2023 as to Mr. Cosgrove (collectively, the "Agreements") with White River Energy Corp ("White River") and White River Private Capital Management LLC (the "Subsidiary"). By signing below, you hereby consent and agree to the amendment to your Agreement as follows:

1. Section 4(a) of the Agreement is amended to refer to "White River's Board of Directors" in lieu of the "CEO."

2. Section 4(f) is amended to read in its entirety as follows:

   Capital Placement Commission. (1) The Executive shall be eligible to receive a portion of commissions (the "Commissions") from the sale of securities (any, "Securities") issued by the Company, any subsidiary or investment fund it manages (any, a "Fund") or third parties as provided in this Section 4(f). Such Commissions in all events shall be payable to a broker-dealer which is licensed with the Financial Industry Regulatory Authority ("FINRA") and registered with the SEC (the "Broker") in accordance with FINRA Rules. The Broker in turn shall pay the allocable share of Commissions to the Executive as long as the Executive is licensed with FINRA and he is associated with the Broker. The Broker shall either be a subsidiary of the Company or an entity with which the Company or a subsidiary has entered into an agreement providing for the Broker to sell the Securities. To the extent that the Broker is not a subsidiary, the Executive shall arrange for the Company to enter into an agreement with a Broker. In the event any offering of Securities requires payment of Commissions, such Commissions shall not exceed a total of up to 10% of the gross proceeds from the sale of such Securities, provided that if the Securities are issued by a third party that is not affiliated with the Company or the Fund, the 10% maximum may not apply and the Commission percentages shall be established by the issuer of the Securities. (2) If the Broker is a subsidiary of the Company, at least 30% of the Commissions (or at least 3% of the 10% maximum) shall be retained by the subsidiary and not be included in the Group Commission (as defined below), and if the Broker is an independent placement agent, the Chief Executive Officer of the Subsidiary shall have the sole power to negotiate what portion of the Commissions shall be paid to

the Broker. Subject to the foregoing and Section 4(b), and provided that the conditions set forth in clause (1) above are met, Executive and Executive's team (as determined by the Chief Executive Officer of the Subsidiary in his sole discretion) (the "Team") are eligible to receive a portion of the Commissions. For avoidance of doubt, Executive is part of the Team. The Commissions payable by a Broker to the Team are considered a "Group Commission." The Chief Executive Officer of the Subsidiary has the sole discretion to determine the portion of the Group Commission payable to the Executive or have the Broker pay to any other individual(s) on Executive's Team (including without limitation to himself) in whichever amount he determines, subject to the limitations set forth herein. Any portion of the Group Commission that is directed to the Executive constitutes a "Capital Placement Commission." Notwithstanding anything herein to the contrary, in no event shall the total Group Commissions payable to all members of the Team collectively exceed 10% of the gross proceeds from capital raised from the sale of Securities of White River or the Fund as described above.

Notwithstanding anything in this Agreement to the contrary, the payment of Commissions will be the sole obligation of the Fund or other issuer selling Securities, and the Company will not be responsible for any such payment.

3. Section 5 of the Agreement is amended to refer to White River and its affiliates in addition to a third party with respect to drilling projects under the definition of "O&G Venture".

4. The Agreement is amended throughout to change references to "Section 5" to "Section 6," "Section 6" to "Section 7," "Section 7" to "Section 8," "Section 8" to "Section 9," "Section 9" to "Section 10," and "Section 10" to "Section 11," in each case including references to subsections thereto.

5. Exhibit C to the Agreement, which sets forth the form of Restricted Stock Unit Agreement for purposes of the RSUs granted thereunder, is amended by replacing the last paragraph of Section 3 thereof with the following:

   Vested RSUs shall be paid out in the form of shares of the Company's common stock with delivery of the common stock 10 days upon the earlier of (i) the final vesting or (ii) the Recipient ceasing to provide services to the Company, and subject in all cases to the terms of this Agreement. Notwithstanding the foregoing, the RSUs shall fully vest upon a Change of Control as defined in the Plan, with delivery of the shares of common stock to be issued immediately prior to the occurrence of such Change of Control.

If you agree to the above, please sign this letter where indicated below, and return a copy to White River via email at jpuchir@white-river.com.

Sincerely yours,

**White River Energy Corp**

DocuSigned by:

By: ______________________

8137B2F888FA469...

Jay Puchir

Chief Executive Officer

**Accepted and agreed:**

DocuSigned by:

By: ______________________

F0244C3B9003474...

Name: Colin Cosgrove

DocuSigned by:

By: Zack Holley

D1BA1A8DAD87489...

Name: Zack Holley